Exhibit 10.5

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (“Amendment”) is entered into between Texas Capital Bank, N.A., a national banking association, as Administrative Agent, the lenders party to the Credit Agreement; and Lynden USA Inc., a Utah corporation, as borrower, and is dated December 19, 2012. Terms defined in the Credit Agreement between the Administrative Agent, such lenders and such borrower dated August 29, 2011 (as amended, the “Credit Agreement”), are used herein as therein defined, unless otherwise defined herein or the context otherwise requires.

R E C I T A L S:

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement and increase the Borrowing Base; and

WHEREAS, the Lenders are willing to amend the Credit Agreement under the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

1. The following definition is hereby added to Section 1.1 of the Credit Agreement as follows:

“Fourth Amendment to Credit Agreement” means the Fourth Amendment to Credit Agreement dated effective as of December 19, 2012 between Administrative Agent, the Lenders and the Borrower, amending the Credit Agreement.

2. The following definition located in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Borrowing Base” means the amount most recently determined and designated by the Administrative Agent as the Borrowing Base in accordance with Section 2.8.1, but in no event in excess of the Aggregate Commitment, as such Borrowing Base is reduced in accordance with Section 2.8.2 or other provisions hereof. The Borrowing Base under Section 2.8.1 is deemed to be $32,500,000 as of the date of the Fourth Amendment to Credit Agreement.

3. Section 2.8.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.8.2 The Borrowing Base shall be automatically reduced as of the 1st day of each month, commencing January 1, 2013, and continuing on the first day of each month thereafter until the Final Maturity Date. Such reductions in the Borrowing Base each month shall be in the amount of $0 per month unless redetermined as herein permitted. At the time of each new Borrowing Base determination under Section 2.8.1, the Required Lenders in their sole discretion may increase the amount of such monthly reductions, and the Lenders may decrease the amount of such monthly reductions. Any decreases in the monthly reductions must be approved by all of the Lenders and shall be subject to each Lender’s complete credit approval process. There is no duty, implied or explicit, on the Administrative Agent or the Lenders to ever decrease the amount of the monthly Borrowing Base reduction amounts.”

4. Section 7.2.1(i) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(i) as soon as available and in any event within 60 days after the end of each fiscal year of the Parent, copies of the unaudited consolidated (and, if requested by the Administrative Agent, consolidating) statement of assets and liabilities of the Parent and its consolidated subsidiaries (including the Borrower) as of the end of such fiscal year, and copies of the related statements of revenues and expenses, operations, and, if requested by the Administrative Agent, changes in owners’ equity and cash flow for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, denominated in Dollars and prepared in conformity with IFRS (except for the absence of footnotes, which shall not be required).”

5. Section 7.15.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“7.15.2. Current Ratio. The Parent will not permit the ratio of its Current Assets to its Current Liabilities to be less than 1.00 to 1.00, determined as of the end of each fiscal quarter of the Parent ending on or after December 31, 2012.

“Current Assets” means the current assets of the Parent and its consolidated subsidiaries (calculated using book value) plus the Unused Available Commitment.

“Current Liabilities” means the current liabilities of the Parent and its consolidated subsidiaries (calculated using book value), exclusive of the current portion of the Notes and the current portion, if any, of Subordinated Debt.”

6. Fees. The Borrower shall pay to the Administrative Agent upon execution of this Amendment,

(a) a facility fee in the amount of $56,000 pursuant to Section 2.6.3 of the Credit Agreement.

(b) an agency fee in the amount of $10,000 pursuant to Section 2.6.5 of the Credit Agrement

(c) a processing fee for the Administrative Agent’s sole account in the amount of $2,500 pursuant to Section 2.6.7 of the Credit Agreement.

7. Partial Assignment of Commitment; Certain Payments; Notes.

(a) TCB hereby irrevocably sells and assigns to Happy State Bank (“HSB”), and HSB hereby irrevocably purchases and assumes from TCB, subject to the Standard Terms and Conditions attached hereto as Exhibit A and the Credit Agreement, so much of TCB’s Commitment, outstanding Loans and participation in Letters of Credit, and other rights and obligations in its capacity as a Lender under the Credit Agreement and the other Loan Documents (including without limitation any Guaranties and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of TCB against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Documents or the loan transactions governed thereby), such that each Lender’s rights and obligations as a Lender shall be equal to its new Commitment set forth on the signature pages hereto, and the Lenders’ resulting Percentage Shares shall be as follows (such assigned rights and obligations for each Assignor being its “Assigned Interest”):

Texas Capital Bank, N.A.	70.00%
Happy State Bank	30.00%

(b) HSB acknowledges and agrees that the sale and assignment, and purchase and assumption hereunder is without recourse to TCB and without any warranties whatsoever by TCB or the Administrative Agent, except as expressly set forth in Exhibit A.

(c) The assignment contemplated by this paragraph 7 shall be effective upon TCB’s receipt from HSB of $8,070,000.00, which amount equals 30.00% multiplied by the outstanding principal balance owed by the Borrower as of the date of this Amendment.

(d) The Borrower shall execute and deliver to the Administrative Agent a new Note in favor of HSB in the principal amount of $20,000,000 dated of even date with this Amendment. After giving effect to the assignment contemplated by this paragraph 7, the outstanding principal balance under each Lender’s Note shall be as set forth on Exhibit B.

8. Further Assurances. The Borrower agrees to do each of the following:

(a) create in favor of the Administrative Agent by instruments satisfactory to the Administrative Agent and its counsel first and prior Liens on each of the Properties described in Table II attached to this Amendment and, in connection therewith, provide to the Administrative Agent title opinions or other title data satisfactory to the Administrative Agent and its counsel to confirm Borrower’s ownership of such Properties in the decimal interests indicated on such Table II.

(b) The Borrower shall execute and deliver or cause the appropriate Person to execute and deliver such certificates, mortgages, amendments to mortgages and other security instruments as the Administrative Agent may from time to time reasonably request to reflect the terms of this Amendment.

9. Benefit of Conditions. All of the conditions in this Amendment and the Credit Agreement are solely for the benefit of the Administrative Agent and the Lenders, and no Person other than the Administrative Agent and the Lenders may rely thereon or insist on compliance therewith.

10. Ratification. The Borrower hereby ratifies all of its Obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party shall continue in full force and effect after giving effect to this Amendment. Nothing in this Amendment extinguishes, novates or releases any right, claim, Lien, security interest or entitlement of the Lenders created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained therein.

11. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms and (c) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower.

12. Conditions to Effectiveness. This Amendment shall be effective upon (i) the execution by all parties of this Amendment and the receipt thereof by the Administrative Agent, (ii) the execution by the Borrower of a substitute Note in the principal amount of $20,000,000 in favor of Happy State Bank and the receipt thereof by the Administrative Agent and (iii) the execution and delivery by the Borrower of such mortgages and amendments to mortgage as may be reasonably required by the Administrative Agent to further document the terms of this Amendment.

13. RELEASE OF CLAIMS. The Borrower for itself, its successors and assigns and all those at interest therewith, including, without limitation, each Guarantor, (collectively, the “Releasing Parties”), jointly and severally, hereby voluntarily and forever, RELEASE, DISCHARGE AND ACQUIT the Administrative Agent, the Lenders and their respective officers, directors, shareholders, employees, agents, successors, assigns, representatives, affiliates and insurers (sometimes referred to below collectively as the “Released Parties”) and all those at interest therewith of and from any and all claims, causes of action, liabilities, damages, costs (including, without limitation, attorneys’ fees and all costs of court or other proceedings), and losses of every kind or nature at this time known or unknown, direct or indirect, fixed or contingent, which the Releasing Parties, have or hereafter may have arising out of any act, occurrence, transaction, or omission occurring from the beginning of time to the date of execution of this Amendment if related to the Note or the other Loan Documents (the “Released Claims”), except that (i) the future duties and obligations of the Lenders under the Loan Documents and the rights of the Borrower to its funds on deposit with the Lenders shall not be included in the term Released Claims and (ii) the right of the Borrower to require the correction of manifest accounting errors and similar administrative errors shall not be included in the term Released Claims. IT IS THE EXPRESS INTENT OF THE RELEASING PARTIES THAT THE RELEASED

CLAIMS SHALL INCLUDE ANY CLAIMS OR CAUSES OF ACTION ARISING FROM OR ATTRIBUTABLE TO THE NEGLIGENCE, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY OF THE RELEASED PARTIES.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall become effective at such time as the counterparts hereof which, when taken together, bear the signature of the Borrower, the Administrative Agent and each Lender, shall be delivered to the Administrative Agent. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile transmission, electronic mail in “portable document format” (“.pdf”) form or other electronic means intended to preserve the original graphic and pictorial appearance of the item being sent shall be effective as a delivery of a manually executed counterpart of this Agreement.

15. Effect. This Amendment is one of the Loan Documents. Except as amended hereby, the Credit Agreement shall remain unchanged and in full force and effect, and the Borrower hereby ratifies the terms of the Credit Agreement (as amended hereby), including, without limitation, the provisions of Section 9.7 and Section 9.8 thereof.

[Remainder of page intentionally left blank]

ENTIRE AGREEMENT. THIS AMENDMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF. FURTHERMORE, IN THIS REGARD, THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

BORROWER:
LYNDEN USA INC.

	By:	/s/ Colin Watt
	Name:	Colin Watt
	Title:	President

ADMINISTRATIVE AGENT:
TEXAS CAPITAL BANK, N.A.

	By:	/s/ Frank K. Stowers
	Name:	Frank K. Stowers
	Title:	Senior Vice President
COMMITMENT
LENDERS:
$22,750,000.00	TEXAS CAPITAL BANK, N.A.

	By:	/s/ Frank K. Stowers
	Name:	Frank K. Stowers
	Title:	Senior Vice President

$ 9,750,000.00	HAPPY STATE BANK

By:
Name:
Title:

[Guarantor signature page follows]

The Guarantor acknowledges and approves the foregoing Amendment, confirms that its Guaranty is in full force and effect and agrees to the release of claims in paragraph 13 of the foregoing Amendment.

GUARANTOR:
LYNDEN ENERGY CORP.

By:	/s/ Colin Watt
Name:	Colin Watt
Print:	President and Chief Executive Officer

TABLE II

Property Name	County	State	WI	NRI
TAS 37-1	MARTIN	TX	0.4156	0.3117
y-TAS 37-2	MARTIN	TX	0.4750	0.3117
z-Heidelberg 32-3	MARTIN, MIDLAND	TX	0.5000	0.3281
y-Sefcik 24-1	GLASSCOCK	TX	0.4438	0.2999
z-Sefcik 24-5	GLASSCOCK	TX	0.5000	0.3281

EXHIBIT A

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. TCB (a) represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any Lien or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to effect the assignment of the relevant Assigned Interest; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. HSB (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to consummate the assignment of the Assigned Interest, (ii) it meets all the requirements to be an assignee under Section 12.3 of the Credit Agreement, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (iv) it has received such documents and information as it deems appropriate to make its own credit analysis and decision to purchase the Assigned Interest, (v) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to purchase the Assigned Interest and (vi) none of the consideration used to purchase the Assigned Interest are “plan assets” as defined under ERISA and the rights and interests of TCB in and under the Loan Documents will not be “plan assets” under ERISA; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, TCB or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the effective date of the assignment contemplated by paragraph 7 of the Amendment, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to TCB for amounts which have accrued to but excluding such effective date and to HSB for amounts which have accrued from and after such effective date.

EXHIBIT B

NEW LENDER NOTE BALANCES

Texas Capital Bank, N.A.	$18,830,000.00
Happy State Bank	$8,070,000.00

TOTAL	$26,900,000.00